Page 20 of 45 Pages


                                    EXHIBIT U


                    AMENDMENT NO. 1 TO SENIOR LOAN AGREEMENT
                            DATED AS OF APRIL 4, 1996
                                     BETWEEN
                    GEOTEK COMMUNICATIONS, INC., AS BORROWER
                                       AND
                    S-C RIG INVESTMENTS-III, L.P., AS LENDER


     THIS AMENDMENT NO. 1 TO SENIOR LOAN AGREEMENT (this "Amendment") is made as
     ----------------------------------------------------------------
of the 22nd day of April, 1997, by and among GEOTEK COMMUNICATIONS, INC., a Delaware Corporation (the "Borrower"), and S-C RIG INVESTMENTS-III, L.P., a
                             --------
Delaware limited partnership (the "Lender").
                                   ------

                              B A C K G R O U N D:

     The parties hereto entered into a Senior Loan Agreement dated as of the 4th day of April, 1996 (the "Loan Agreement") pursuant to which the Lender agreed to
                         --------------
extend credit in order to enable the Borrower, under the terms and subject to the conditions set forth in the Loan Agreement, to borrow up to the sum of Forty Million Dollars ($40,000,000).

     The parties have agreed to amend certain provisions of the Loan Agreement as set forth herein.

                               A G R E E M E N T:

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     Section 1.15 of the Loan Agreement is amended and restated in its entirety to read as follows:

     "Funding  Cutoff  Date"  means the earlier of (i) April 4, 1999 or (ii) the
      ---------------------
date on which the Commitment is otherwise terminated in accordance with the terms hereof.

     Section 1.50 of the Loan Agreement is amended and restated in its entirety to read as follows:



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                                                             Page 21 of 45 Pages


     "Warrant"  means that  certain  Amended  and  Restated  Warrant to Purchase
      -------
Common Stock dated as of April 22, 1997, amending and restating that certain Warrant to Purchase Common Stock dated as of April 4, 1996, pursuant to which the Lender shall have the right to purchase up to 4,210,526 (subject to adjustments as therein provided) shares of common stock of the Borrower.

     Section 2.1 of the Loan Agreement is amended by replacing the entire third sentence thereof with the following:

     "The unpaid principal balance and any accrued but unpaid interest owing on all Loans shall be payable in full on the earliest of (i) April 4, 2004, (ii) the fifth anniversary of the date on which the last Loan is made hereunder, or
(iii) the date on which the Loans are accelerated pursuant to Section 7.1 hereof (such earliest date, the "Maturity Date")."
                          -------------

     Sections 2.2 of the Loan Agreement is amended by replacing "ten percent (10%)" with "eight percent (8%)".

     Simultaneous with the execution of this Amendment, Lender shall deliver to Borrower the Warrant to purchase Common Stock of the Company, dated April 4, 1996, issued to Lender in connection with the original execution of the Loan Agreement for cancellation and Borrower shall deliver to Lender a duly executed Warrant in the form attached hereto as Exhibit A.
                                       ---------

     The Borrower represents and warrants to the Lender as follows:

     Corporate  Existence  and  Standing.  The  Borrower is a  corporation  duly
     -----------------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to so qualify would not have a Material Adverse Effect.

     Authorization  and  Validity.  The  Borrower  has the  corporate  power and
     ----------------------------
authority to execute and deliver this Amendment and the Warrant and to perform its obligations thereunder. The execution and delivery by the Borrower of this Amendment and the Warrant and the performance of its obligations thereunder have been duly authorized by all proper corporate proceedings. The Obligations constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The full number of Warrant Shares (as defined in the Warrant) initially issuable upon exercise of the Warrant have been properly reserved by the Borrower and, upon exercise of the Warrant, all such Warrant Shares shall be duly and validly issued and shall constitute fully paid and non-assessable shares of Common Stock of the Borrower.


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                                                             Page 22 of 45 Pages


     Except as expressly supplemented and/or modified herein, the terms of the Loan Agreement shall continue in full force and effect.



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                                                             Page 23 of 45 Pages



     IN WITNESS WHEREOF, the Borrower and Lender have executed this Amendment as of this 22nd day of April, 1997.

                                        Borrower:
                                        --------

                                        GEOTEK COMMUNICATIONS, INC.


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        Lender:
                                        ------

                                        S-C RIG INVESTMENTS-III, L.P.

                                        By:  S-C Rig Co.
                                             its general partner

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title: